UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

SPIRAL TOYS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178738	27-3388068
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

30077 Agoura Court, Suite 230,Agoura Hills, CA 91301

(Address of Principal Executive Office) (Zip Code)

(844) 681-7627

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sale of Equity Securities

On April 11, 2016 the Registrant entered into a Securities Purchase Agreement and a Registration Rights Agreement with two accredited institutional investors. The Securities Purchase Agreement provides for the sale by the Registrant of 10% Original Issue Discount Senior Convertible Debentures Due April 12, 2017 (the “Debentures”) at two closings. The initial closing occurred on April 12, 2016, at which time the Registrant sold Debentures in the aggregate principal amount of $756,250 for an aggregate purchase price of $625,000. The aggregate principal amount of the Debentures sold on April 12, 2016 will be reduced to $675,800, if the Registrant’s registration statement for resale of the shares underlying the Debentures (the “Registration Statement”) is declared effective by the Securities and Exchange Commission (“SEC”) prior to July 11, 2016, or prior to August 10, 2016 if the SEC performs a full review of the Registration Statement.

When the SEC declares the Registration Statement effective, the second closing will occur, subject to customary closing conditions. At the second closing, the Registrant will sell to the investors Debentures in the aggregate principal amount of $594,000 for a purchase price of $550,000.

Each Debenture matures one year from its date of issuance. The Debentures bear interest at 10% per annum, which is payable in common stock or in cash, subject to a make-whole provision if a Debenture is converted or redeemed prior to maturity. The holder may convert the principal amount of a Debenture into shares of the Registrant’s common stock - initially at a conversion price of $.50 per share, then at $.35 per share after the Registration Statement is declared effective. If at any time the five day average VWAP for the Registrant’s common stock falls below $.22 or the single day VWAP falls below $.15, the conversion price will be adjusted to equal 60% of the lowest VWAP (70% if the Registration Statement is effective) during the 15 trading days prior to conversion.

Once each month, commencing on the day before the five month anniversary of the issuance of a Debenture, the Registrant is required to pay one-eighth of the principal amount of the Debenture plus the interest and make-whole with respect to that one-eighth, in cash or in stock. If the Registrant opts to make the payment in stock, the conversion price per share will equal the lesser of $.35 or 60% of the lowest VWAP (70% if the Registration Statement is effective) during the 15 trading days prior to the payment date.

Subject to customary equity conditions, the Registrant may redeem all or part of the principal amount of the Debentures by paying 110% of the principal amount redeemed plus the accrued interest and the make-whole with respect to the redeemed principal amount.

Item 9.01 Financial Statements and Exhibits

Exhibits

4	Form of 10% Original Issue Discount Senior Convertible Debenture Due April 12, 2017.

10-a	Securities Purchase Agreement dated April 11, 2016.

10-b	Registration Rights Agreement dated April 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

April 14, 2016	Spiral Toys Inc.

	By:	/s/ Mark Meyers
Mark Meyers, Chief Executive Officer